EXHIBIT (p)(3)

                                 CODE OF ETHICS

                                       OF

                     CATERPILLAR INVESTMENT MANAGEMENT LTD.
                           CATERPILLAR SECURITIES INC.

         This Code of Ethics ("Code") shall apply to all Access Persons and Advisory Representatives of Caterpillar Investment Management Ltd. ("CIML" or the "Adviser") and Caterpillar Securities Inc. ("CSI" or the "Distributor") (collectively "the Companies").

1.       STATEMENT OF GENERAL PRINCIPLES.
         -------------------------------

         This Code is intended as a statement of general fiduciary principles that govern the personal investment activities of all Access Persons and Advisory Representatives of the Companies. This Code is being adopted in compliance with the requirements of Rule 17j-1 adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940 and
Section 204 of the Investment Advisers Act of 1940 (the "Advisers Act") to effectuate the purposes and objectives of those provisions. In addition to the specific standards and guidelines set forth below, Access Persons and Advisory Representatives must govern themselves in accordance with the following general principles:

         (a) The Code is based on the principle that the officers, trustees, directors and employees of the Companies subject to this Code owe a fiduciary duty to the Companies' Clients and must conduct their personal securities transactions in a manner which does not interfere with Clients' portfolio transactions or otherwise take unfair advantage of their relationship to the Clients. Persons covered by this Code must adhere to this general principle as well as comply with the Code's specific provisions.

         (b) Access Persons and Advisory Representatives should not take inappropriate advantage of their position. Troublesome questions can arise whenever Access Persons or Advisory Representatives receive unusual investment opportunities, perquisites, or gifts of more than de minimis value from persons doing or seeking business with a Client. As a general principle, it is imperative that those employees of CIML and CSI who work for or on behalf of the Companies' Clients avoid any such situation that might compromise, or call into question, their exercise of fully independent judgment.

         (c) This Code does not attempt to identify all possible conflicts of interests and literal compliance with each of the specific procedures will not shield Access Persons or Advisory Representatives from liability for personal trading or other conduct that violates their fiduciary duties to the Clients. In addition to the specific

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                  prohibitions contained in this Code, Access Persons and
                  Advisory Representatives are also subject to a general requirement not to engage in any act or practice that would defraud the Companies' Clients. This general prohibition includes, in connection with the purchase or sale of a Security Held or to be Acquired (as this phrase is defined below in 2(m)) by a Client:

                  (i)      Making any untrue statement of a material fact;

                  (ii) Creating materially misleading impressions by omitting to state or failing to provide any information necessary to make any statements made, in light of the circumstances in which they are made, not misleading;

                  (iii) Making investment decisions, changes in research ratings and trading decisions other than exclusively for the benefit of and in the best interest of the Client;

                  (iv) Using information about investment or trading decisions or changes in research ratings (whether considered, proposed or made) to benefit or avoid economic injury to anyone other than the Client;

                  (v) Taking, delaying or omitting to take any action with respect to any research recommendation, report or rating or any investment or trading decision for the Client in order to avoid economic injury to anyone other than the Client;

                  (vi) Purchasing or selling a Security on the basis of knowledge of a possible trade by or for the Client;

                  (vii) Revealing to any other person (except in the normal course of an Access Person's or Advisory Representative's duties on behalf of a Client) any information regarding Securities transactions by the Client or the consideration by the Client of any such Securities transactions; or

                  (viii) Engaging in any manipulative practice with respect to the Client.

2.       DEFINITIONS.
         -----------

         (a) "Access Person" means any director, officer, general partner or Advisory Person of the Adviser. "Access Person" also means any director, officer or general partner of the Distributor who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by a Client for which the Distributor acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Client regarding the purchase or sale of Securities. Access Person also includes any director, officer, or employee of the Adviser whose function causes such

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                  person to be an "Access Person" of the Company as so
                  defined by Rule 17j-1. "Access Person" shall also include all "Investment Personnel" (as defined herein).

         (b)      "Adviser" means Caterpillar Investment Management Ltd.

         (c) "Advisory Person" means any employee of the Adviser, or of any company in a Control relationship to the Adviser, who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

         (d) "Advisory Representative" means any partner, officer or director of the Adviser; any employee of the Adviser who participates in the determination of which recommendation shall be made, or whose function or duties relate to the determination of which recommendation shall be made; any employee who in connection with his or her duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations; and any natural person in a control relationship with the Adviser who obtains information concerning recommendations made concerning a purchase or sale of securities.

         (e) "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person or Advisory Representative has or acquires.

         (f) "Client" shall mean any client of CIML or CSI, including, without limitation, any investment company for which CIML serves as an investment adviser or CSI serves as a principal underwriter (each as defined in the Investment Company Act).

         (g)      "Control" shall have the same meaning as that set forth in section 2(a)(9) of the Investment Company Act of 1940, as amended ("Investment Company Act").

         (h)      "Distributor" means Caterpillar Securities Inc.

         (i) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 [15 U.S.C 77a], the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

         (j) "Investment Personnel" means: (i) Any employee of the Adviser (or of any company in a Control relationship to the Adviser) who, in connection with his or

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                  her regular functions or duties, makes or participates in
                  making recommendations regarding the purchase or sale of securities by a Client; (ii) any natural person who Controls the Adviser and who obtains information concerning recommendations made to a Client regarding the purchase or sale of securities by the Client.

         (k) "Purchase or sale of a security" includes, inter alia, the writing of an option to purchase or sell a security, including any security that is convertible into or exchangeable for any security that is held or to be acquired by a Client.

         (l) "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act, except that it shall not include shares of registered open-end investment companies, securities issued by the Government of the United States, short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act, repurchase agreements and other high quality short term debt instruments (any instrument with a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized rating organization), bankers' acceptances, bank certificates of deposit and commercial paper.

         (m) "Security Held or to be Acquired" by a Client means: (i) any Security which, within the most recent 15 days: (A) is or has been held by Client (or, if applicable, the relevant portion of the Client); or (B) is being or has been considered by a Company for purchase by a Client; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Security described in Section 2(m)(i) of this Code.

         (n) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

3. EXEMPTED TRANSACTIONS. The prohibitions of Section 4 and the pre-clearance requirements of Section 5(a) of this Code shall not apply to:

         (a) Purchases or sales effected in any account over which the Access Person or Advisory Representative has no direct or indirect influence or control.

         (b) Purchases or sales of Securities that are not eligible for purchase or sale by a Client.

         (c) Purchases or sales that are non-volitional on the part of the Access Person or the Advisory Representative.

         (d) Purchases that are part of an automatic dividend reinvestment plan.

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         (e)      Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

4.       PROHIBITED PURCHASES OF SALES/BLACKOUT PERIOD.
         ---------------------------------------------

         (a) Access Persons. An Access Person shall not purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which he or she knows or should have known at the time of such purchase or sale:

                  (1) is being considered for purchase or sale by a Company on behalf of a Client;

                  (2) is being purchased or sold by a Company on behalf of a Client;

         (b) Investment Personnel. (1) Investment Personnel, in addition to the prohibition of 4(a) above, shall not purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which he or she knows or should have known at the time of such purchase or sale will be purchased or sold by a Company on behalf of a Client within a period of seven (7) calendar days before and seven (7) calendar days after the purchase or sale of the Security by a Company on behalf of a Client (the "Blackout Period"), and any profits realized on these trades shall inure to and be recoverable by the Client. (2) Investment Personnel shall not purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership:

                  (A) that is issued pursuant to an "initial public offering"; or

                  (B) that is issued pursuant to a "limited offering" that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933, unless the purchase or sale is pre-approved as provided in Section 5(b).

5.       PRE-CLEARANCE.
         -------------

         (a) All Access Persons and Advisory Representatives must receive prior written approval from either the President or Chief Financial Officer of CIML and either the Senior Portfolio Manager - Equities or the Portfolio Manager - Equities, before purchasing or selling Securities in an account that such Access Person or Advisory Representative has Beneficial Ownership. The Access Person or Advisory Representative should request pre-clearance by completing, signing and submitting a Trade Pre-Clearance Form (Exhibit A) to the President or CFO.

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                  Pre-clearance approval will expire at the close of business on the trading day thirty (30) business days after the date on which authorization is received. If the trade is not completed before such pre-clearance expires, the Access Person or Advisory Representative is required to again obtain pre-clearance for the trade. In addition, if an Access Person or Advisory Representative becomes aware of any additional information with respect to a transaction that was pre-cleared, such person is obligated to disclose such information to the President or CFO prior to executing the pre-cleared transaction.

         (b) Participation in Limited Offerings. In addition to the requirements of Section 5(a) above, Investment Personnel shall obtain approval from the Compliance Officer of the respective Company (as that person is designated from time to time by the Company) or his designee prior to the acquisition of securities issued pursuant to a "limited offering" ("Limited Offering Security"). The Compliance Officer shall promptly notify the person of approval or denial for the transaction. Notification of approval or denial for the transaction may be given verbally; however, it shall be confirmed in writing within 72 hours of verbal notification. In reviewing the request, the Compliance Officer shall consult with the President of the respective Company, and shall take into account, among other factors, whether the investment opportunity should be reserved for a Client, and whether the opportunity is being offered to such person as a result of his or her position with the Distributor or Adviser. Investment Personnel who are Beneficial Owners of any Limited Offering Security shall be required to disclose such ownership to the Compliance Officer prior to making any recommendation regarding the purchase or sale of the Limited Offering Security by the Company on behalf of a Client or participating in the determination of which recommendations shall be made to the Client. Under such circumstances, the Investment Personnel's decision to purchase the Limited Offering Securities shall be subject to an independent review by Investment Personnel with no personal interest in the Limited Offering Securities.

6.       REPORTING.
         ---------


         (a) Every Access Person and Advisory Representative shall report to the Compliance Officer the information described in Sections 6(b) and 6(c) of this Code with respect to transactions in any Security in which such Access Person or Advisory Representative has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Security; provided, however, that an Access Person or Advisory Representative shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

         (b) Within ten (10) days of becoming an Access Person or Advisory Representative, such person shall disclose to the Compliance Officer all Security holdings Beneficially Owned by the Access Person or Advisory Representative. Annually,


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                  by January 30 of each year, all Access Persons and Advisory
                  Representatives shall disclose to the Compliance Officer all Security holdings Beneficially Owned by them (which information must be current as of a date no more than thirty
                  (30) days before the report is submitted). Such annual or initial report shall contain the date of the report, name, number of shares and principal amount of all securities owned by the Access Person or Advisory Representative and all securities accounts the Access Person or Advisory Representative maintains with a broker, dealer or bank (or any account in which the Access Person or Advisory Representative may have a beneficial interest).

         (c) A quarterly report of all Securities transactions made during the quarter shall be made by all Access Persons and Advisory Representatives not later than ten (10) days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                    (i) the date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

                    (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    (iii) the price at which the transaction was effected;

                    (iv) the name of the broker, dealer or bank with or through whom the transaction was effected; and

                    (v)  the date of the report.

         (d) A quarterly report of all accounts established during the quarter shall be made by all Access Persons and Advisory Representatives not later than ten (10) days after the end of the calendar quarter in which the account to which the report relates was established, and shall contain the following information:

                    (i) the name of the broker, dealer or bank with which the account was established;
                    (ii) the date the account was established; and
                    (iii) the date of the report.

         (e) Any such report pursuant to this Section 6 may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect Beneficial Ownership in the Security to which the report relates.

         (f)      All reports and all related information described in this
                  Section 6 of the Code shall be reviewed by the Compliance Officer or his designee.

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7.       RECORDS.
         -------

         (a) The Companies shall maintain records in the manner and to the extent set forth below that shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

                  (1) A copy of this Code and any other code that is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

                  (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

                  (3) A copy of each report made pursuant to this Code by any Access Person or Advisory Representative shall be preserved by the Company for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

                  (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

                  (5) A record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons, Advisory Representatives or Investment Personnel of Securities under Sections 4(b) and 5 of this Code, for at least five years after the end of the fiscal year in which the approval is granted.

         (b) Confidentiality. All reports of securities transactions and any other information filed with the Companies pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

8.       PROHIBITED ACTIVITIES OF INVESTMENT PERSONNEL.
         ---------------------------------------------


         (a) Gifts. Investment Personnel are prohibited from receiving, either directly or indirectly, anything of value in excess of a de minimis amount from any person where such payment or gratuity is in relation to the business of the employer of the offeror of the payment or gratuity.

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         (b)      Service as a Director. Investment Personnel are prohibited from serving on the boards of directors of publicly traded companies, absent a prior authorization from the Compliance Officer based upon a determination that the board service would not be inconsistent with the interests of the Client.

9. SANCTIONS. Upon discovering a violation of this Code, the board of directors of the relevant Company may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of the employment of the violator. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the board of directors of the relevant Company.

10. CERTIFICATION OF COMPLIANCE WITH CODE. All Access Persons and Advisory Representatives shall certify annually that they:


         (a)      have read and understood the Code and are subject thereto;
         (b)      have complied with the requirements of the Code; and
         (c) have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

11. REPORT AND CERTIFICATION OF ADEQUACY TO THE BOARD OF DIRECTORS. On an annual basis, the Compliance Officer or his designee shall prepare a written report to the board of directors of the relevant Company setting forth the following:

         (a) a statement that the Code of Ethics procedures have been designed to prevent Access Persons and Advisory
                  Representatives from violating the Code; and
         (b) any violations that required significant remedial action during the past year.

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                                    EXHIBIT A
                                    ---------

                     CATERPILLAR INVESTMENT MANAGEMENT LTD.
                           CATERPILLAR SECURITIES INC.

                            TRADE PRE-CLEARANCE FORM

Date:
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Name:
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Type of Security:
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Name of Company:
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Ticker:
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Type of Transaction (i.e. purchase, sale, option exercise, etc.)

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Broker:

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APPROVED:   ____________    ________ OR   __________________           ________

            Keith Yoder             Date       Damian L. Howard          Date

- and -

APPROVED:   ____________    ________ OR   __________________           ________

            David L. Bomberger      Date       Fred L. Kaufman           Date

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